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 John W. Hlywak, Jr. (Investors)              Jay Higham (Media/Physicians)
 Senior Vice President & CFO                  President & COO
 IntegraMed America, Inc.                     IntegraMed America, Inc.
 (914) 251-4143                               (914) 251-4127
 email:  jhlywak@integramed.com               email:  jhigham@integramed.com
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 Web Address: http://www.integramed.com
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           INTEGRAMED AMERICA HIRES NEW VP OF MARKETING & DEVELOPMENT

Purchase, NY, February 28, 2005 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced hiring Scott Soifer as the new vice president of marketing and development. The move signals a commitment to strengthen the company's growing reputation as the only complete supplier of products and services to medical providers specializing in fertility treatment and to consumers who require specialized medical services to conceive and have a baby.

"We have a reputation of supporting growth rates for our fertility center customers that are well above the national average," said Jay Higham, president and chief operating officer of IntegraMed America, Inc. "However, most local markets around the country are increasingly competitive and we intend to step up the sophistication of our marketing efforts to help accelerate growth. Scott brings the deep experience in marketing and execution we need to help us and our physicians reach a new level of success."

Mr. Soifer comes to IntegraMed after 15 years of health services consulting. An Associate Partner with Accenture (formerly Andersen Consulting), he specialized in strategy development and operational improvement work with a variety of healthcare companies. He holds a bachelor's degree in Computer Science from the University of California, Santa Barbara and an MBA from Northwestern University's Kellogg School of Management.

As previously announced, IntegraMed recently launched a comprehensive consumer marketing program in collaboration with its network of fertility centers. Mr. Soifer will take the lead in managing the execution of that marketing strategy.

"We are uniquely positioned to help our physician partners with technology, financial and management services," said Mr. Soifer. "Our marketing tactics have also been superior - focused on the installation of local marketing expertise and execution of proven marketing programs. But now - with our recently announced consumer marketing initiative - we will be able to deliver the research-based, data-driven insights to our partners and develop the geographically-specific marketing strategies and messages they need to better reach prospective patients in their markets. This approach fits hand in glove with the operations and administrative support we already provide - now we can help our physicians drive up demand and support an efficient operation needed to make it all run smoothly" added Mr. Soifer.

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"Adding someone of Scott's caliber to the company also signals our commitment to geographic expansion," said Mr. Higham. "Having all of these capabilities will increase the effectiveness of our network that much more. We look forward to the opportunity to talk with the top reproductive endocrinology groups in specific regions about the power of a partnership with IntegraMed - we call it `The IntegraMed Effect' - join our network and watch your practice grow."

IntegraMed's provider network currently covers 25 of the top 50 markets across the US. The Company's objective is to occupy all 50 of the top markets in the US. These markets account for 80% of total US fertility services.

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payors focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.


Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of February 28, 2005 and IntegraMed undertakes no duty to update this information.




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